Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-165005, 333-161544, 333-133018, 333-119431, 333-112759, 333-104305) of TeleCommunication Systems, Inc. and,
(2)	Registration Statement (Form S-8 No. 333-170412) pertaining to the Amended and Restated Stock Incentive Plan and the Second Amended and Restated Stock Incentive Plan of TeleCommunication Systems, Inc., and,
(3)	Registration Statement (Form S-8 No. 333-144742) pertaining to the Fifth Amended and Restated 1997 Stock Incentive Plan of TeleCommunication Systems, Inc., and,
(4)	Registration Statement (Form S-8 No. 333-136072) pertaining to the First Amended and Restated Employee Stock Purchase Plan of TeleCommunication Systems, Inc., and,
(5)	Registration Statement (Form S-8 No. 333-118610) pertaining to the Fourth Amended and Restated 1997 Stock Incentive Plan of TeleCommunication Systems, Inc., and,
(6)	Registration Statement (Form S-8 No. 333-107466) pertaining to the Third Amended and Restated 1997 Stock Incentive Plan of TeleCommunication Systems, Inc., and,
(7)	Registration Statement (Form S-8 No. 333-66676) pertaining to the Amended and Restated 1997 Stock Incentive Plan of TeleCommunication Systems, Inc., and,
(8)	Registration Statement (Form S-8 No. 333-48026) pertaining to the Amended and Restated 1997 Stock Incentive Plan and Employee Stock Purchase Plan of TeleCommunication Systems, Inc.;

of our reports dated March 1, 2013, with respect to the consolidated financial statements and schedule of TeleCommunication Systems, Inc. and the effectiveness of internal control over financial reporting of TeleCommunication Systems, Inc. included in this Annual Report (Form 10-K) of TeleCommunication Systems, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Baltimore, Maryland

March 1, 2013